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                                                                 EXHIBIT 10.2

MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT

                  THIS AGREEMENT is made and entered into as of the 8th day of September, 1997, by and between Datatrend, Inc., a Massachusetts corporation ("Datatrend"), and Genco Management Company, a Pennsylvania corporation ("GMC").

                  WHEREAS, Datatrend has requested GMC to provide certain management, administrative and support services to Datatrend in connection with its operations; and

                  WHEREAS, GMC has agreed to provide Datatrend with such management, administrative and support services upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Services to be Performed.

                  (a) GMC agrees to provide to Datatrend during the term of this Agreement management of the day-to-day business operations of Datatrend, including but not limited to those management, administrative and support services set forth on Exhibit A of this Agreement (collectively, the "Services"). In no event, however, shall GMC have any responsibility or liability with respect to environmental or occupational health and safety matters under any federal, state or local laws, rules or regulations, arising prior to the commencement of the Services. Datatrend agrees that, in the performance of the Services, GMC shall have no fiduciary responsibilities to Datatrend but shall have the right to take , and shall take, such actions as GMC, in a commercially reasonable manner, deems to be appropriate with respect to the management of Datatrend's operations, including but not limited to the liquidation of Datatrend's inventory or other assets, the collection of accounts receivable (including any discounting of the same), the compromise or settlement of accounts payable, and the hiring or termination of employees of Datatrend (subject, in the case of termination of employees, to the prior approval of Mark
A. Hanson).

                  (b) The parties understand and agree that, subject to the authority of the Board of Directors of Datatrend. Datatrend through Mark Hanson and its other officers shall cooperate with GMC in the performance of GMCAEs duties hereunder during the term of this Agreement. Datatrend acknowledges and agrees that any acts or actions of Mr. Hanson during the term of this Agreement pursuant to the preceding sentence shall not be deemed to breach or conflict with the obligations of Mr. Hanson under the employment agreement, dated January 30, 1995, by and between Mr. Hanson and Datatrend (the "Employment Agreement"), including specifically Section 5 of the Employment Agreement.

         2. Term of Agreement; Termination. (a) The term of this Agreement shall commence on September 8, 1997 and shall continue until terminated as follows:


         (i) by GMC by giving to Datatrend at least twenty (20) days' prior written notice of its intent to terminate (A) within 90 days after GMC has paid the sum of at least $500,000 to Datatrend pursuant to Section 4 hereof or within 30 days after GMC has paid at least $50,000 of additional funds pursuant to such Section, or (B) in the event that the Board of Directors of Datatrend overrules or countermands any decision made by GMC or policy implemented by GMC in the performance of the Services hereunder, or (c) in the event that GMC becomes aware of any potential liability under any federal, state or local law, regulation, order, decree or ordinance regulating environmental or occupational health and safety matters, which liability is believed by GMC to have a potential material adverse effect on the Business; or

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         (ii) by either party immediately upon the termination of the Purchase
Agreement, dated as of September 8, 1997, by and between GMC and Datatrend and Datatrend Services, Inc. (the "Purchase Agreement").

                   (b) In addition, GMC shall have the right to terminate this Agreement immediately if (i) Datatrend or Datatrend Services, Inc. ("DSI") shall commence any cause, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to them, or seeking to adjudicate them a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to their debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Datatrend or DSI or for all or any substantial part of the assets of Datatrend or DSI; or (ii) Datatrend or DSI shall make a general assignment for the benefit of creditors; or (iii) there shall be commenced against Datatrend or DSI any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against Datatrend or DSI any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty
         (30) days from the entry thereof; or (v) Datatrend or DSI shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii),
         (iii) or (iv) above.

         3. Management Fee and Expenses. As consideration for providing the Services, Datatrend shall pay to GMC for each month, without setoff, counterclaim or deduction, the sum of $2,500.00 (such amount is hereinafter referred to as the "Management Fee"), which fee shall be prorated in the case of a partial month. In addition, Datatrend shall pay to GMC an amount equal to the actual out of pocket costs of Direct Services (as hereinafter defined) provided to Datatrend by or through GMC (the "Direct Services Fee"). For purposes of this Agreement, the term "Direct Services" shall mean any products and non-administrative services performed by non-executive personnel of GMC or purchased by GMC from a third party, including an affiliate of GMC, on commercially reasonable terms and provided to Datatrend, including but not limited to those described on Exhibit B attached hereto. Direct Services shall not include any allocation of general and administrative expenses or overhead expenses of GMC or its affiliates. Within ten (10) days following the end of each month, GMC shall provide Datatrend with an invoice for the Management Fee and also showing in reasonable detail the manner in which the Direct Services Fee was determined, and the Management Fee and Direct Services Fee shall be paid by Datatrend within ten (10) days after the receipt of such invoice. A late fee of 1% shall be payable with respect to any fees not paid when due as provided herein.

                  In addition, GMC shall be entitled to receive any net operating income of Datatrend during the term of this Agreement and shall promptly reimburse Datatrend for any losses from the operations of Datatrend during the term of this Agreement. All income or losses generated from the liquidation of assets of Datatrend as of the date hereof or the discharge, settlement or compromise of Datatrend's liabilities as of the date hereof shall be excluded from the calculation of net operating income or losses under this paragraph. For purposes of this

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Section 3, "net operating income" of Datatrend shall mean all net earnings attributable to the Business, before taxes and interest, using the accrual method of accounting in accordance with generally accepted accounting principles, consistently applied with the principles heretofore used by Datatrend.

         4. Payments by GMC. GMC agrees that it will pay to Datatrend up to $500,000 in the aggregate for the term of this Agreement (collectively, the "Payments") in installments as needed to fund operating losses arising from the ordinary course of Datatrend's business operations during the term of this Agreement or for working capital; however, no portion of the Payments shall be applied to any extraordinary items, including but not limited to costs associated with litigation. GMC may, but shall not be obligated to, pay to Datatrend additional sums in excess of $500,000. In the event of the termination of this Agreement, Datatrend shall not be obligated to repay any Payments made under this Section 4.

         5. Access. Datatrend shall grant to GMC and its employees, officers, agents, designees and representatives who are participating in the provision of the Services full and complete access to the facilities, books, records, assets and personnel of Datatrend in order to permit GMC to perform the Services in accordance with this Agreement.

         6. Release from Liability. Datatrend hereby remises, releases and forever discharges, and for its successors and assigns, does hereby remise, release and forever discharge, GMC and its successors, assigns, directors, officers and employees from any and all liabilities, claims, demands, rights and causes of action of whatever kind or nature arising out of or resulting from the provision of Services hereunder, except to the extent that said liabilities arise out of or result solely from the breach by GMC of its obligations hereunder.

         In addition, Datatrend agrees to indemnify, defend and hold harmless GMC (and its directors, officers, employees, affiliates and assigns), to the extent that Datatrend has insurance to cover such losses, from and against any and all losses, damages (including incidental and consequential damages), expenses (including court costs, reasonable attorney's fees, interest expenses and amounts paid in compromise or settlement), suits, actions, claims, penalties, liabilities or obligations, related to, caused by arising or on account of the business of Datatrend, including but not limited to any claims asserted against GMC relating in any way to the provision of Services hereunder in conformity with the provisions hereof, or the failure of Datatrend to comply with any covenant, provision or agreement of Datatrend contained herein.

         Datatrend agrees to maintain in effect during the term of this Agreement policies of insurance covering the assets and business of Datatrend in such amounts and such types of coverage as GMC, in its sole discretion, deems to be adequate. Datatrend shall, upon the execution of this Agreement, take all actions necessary to ensure that GMC is named as an additional insured on all policies of insurance covering the business or assets of Datatrend. Datatrend shall promptly provide GMC with certificates of insurance showing that GMC has been named as an additional insured and also stating that any notice of non-renewal or cancellation or such policies shall be sent to GMC at least thirty (30) days prior to such non-renewal or cancellation.

         7. Limitation of Damages. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE PROVISION OF SERVICES OR OTHERWISE UNDER THIS AGREEMENT. GMC ASSUMES NO OBLIGATION OR LIABILITY FOR ANY ADVICE GIVEN IN

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CONFORMITY WITH THE PROVISIONS HEREOF WITH RESPECT TO THE PROVISION OF SERVICES
HEREUNDER; ALL SUCH ADVICE IS PROVIDED AND ACCEPTED AT DATATREND'S SOLE RISK. GMC HAS MADE SUCH INVESTIGATION OF DATATREND'S AFFAIRS AS GMC DEEMED APPROPRIATE, AND DATATREND HAS MADE NO REPRESENTATION OR WARRANTY WITH RESPECT TO ITS FINANCIAL CONDITION, ASSETS, PROSPECTS OR ANY OTHER MATTER EXCEPT AS PROVIDED HEREIN AND IN THE PURCHASE AGREEMENT.

         8. Confidentiality and Non-Compete. GMC agrees that, during the term of this Agreement and for six months thereafter except in connection with the performance of Services hereunder, neither GMC nor any of its affiliates will directly or indirectly (i) disclose or use any confidential or proprietary information regarding Buyers of the products and services offered by the Business or (ii) conduct any business whatsoever with any Buyer or (iii) hire or otherwise retain any person who was at any time during the one-year period preceding the date of this Agreement an employee or consultant to Datatrend; provided, however, that this clause (iii) shall be void and have no further force or effect in the event that this Agreement is terminated by GMC pursuant to Section 2(b) hereof. For purposes of this Section 8, "Buyer" shall mean an entity that was an existing buyer of the products and services offered by the Business or conduct prior to the date of this Agreement and that was not, at that date, an existing buyer of the products and services offered by GMC or its affiliates. Except as set forth in this Section 8, GMC and its affiliates shall have no other obligations to Datatrend with respect to confidentiality and non-competition.

         9. Force Majeure. Neither party shall be liable for any delay in the performance of its obligations hereunder due to any cause beyond its reasonable control, including, but not limited to, fires, floods, strikes, or other labor disputes, accidents to machinery, delay in performing the Services because of the installation or removal of data processing equipment, production shutdowns, shortages of fuel, acts of sabotage, riots, precedence or priorities granted at the request or for the benefit, directly or indirectly, of the federal or any state government or any subdivision or agency thereof, delay in transportation or lack of transportation facilities, or restrictions imposed by federal, state or other governmental legislation or rules or regulations thereof.

         10. Independent Relationship. GMC and Datatrend acknowledge and agree that the relationship created by this Agreement is that of owner and independent contractor, and this Agreement is not intended to create any other relationship between the parties, including, without limitation, a partnership or joint venture, nor shall GMC be deemed to be in control of Datatrend in any way.

         11. Authority; Authorizations. Datatrend represents and warrants to GMC that Datatrend has the power and authority to enter into this Agreement and to perform its obligations hereunder, and that it has taken all necessary corporate action required to be taken to authorize the execution, delivery and performance of this Agreement by Datatrend. GMC represents and warrants to Datatrend that GMC has the power and authority to enter into this Agreement and to perform its obligations hereunder, and that it has taken all necessary corporate action required to be taken to authorize the execution, delivery and performance of this Agreement by GMC.

         12. Assignment. Neither party shall assign its rights under this Agreement or its interest herein without the other party's prior written consent.

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         13. Non-Waiver. Failure of either party hereto to enforce any of the terms and provisions herein or to exercise any right accruing through the default of the other party shall not constitute a waiver of other or future defaults of the defaulting party.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law thereof.

         15. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or a breach hereof, shall be settled by arbitration in Pittsburgh, Pennsylvania, before a panel of arbitrators selected by the American Arbitration Association ("AAA") and in accordance with the Commercial Arbitration Rules of the AAA. and judgment upon the award rendered may be enforced in any court having jurisdiction thereof. The fees and costs of such arbitration, including the fees and costs of the attorneys for the parties, shall be apportioned between the parties by the arbitrators.

         16. Guaranty. Genco I, Inc. owns all of the outstanding shares of capital stock of GMC. By countersigning this Agreement, Genco I, Inc. guarantees the obligations of GMC hereunder. This is a guaranty of payment, not of collection. Datatrend shall not be required to proceed first against GMC before proceeding against Genco I, Inc. on this guaranty.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the subject matter of this Agreement. This Agreement expressly supersedes all prior negotiations, representations, offers, letters, contracts, writings or other agreements or understandings with respect hereto. No change, amendment or modification hereof shall be valid unless it is made in writing and signed by both GMC and Datatrend.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Attest:                                 Genco Management Company

___________________________             By:  /s/ Herbert S. Schear
                                             __________________________________

                                        Title: President
                                               ________________________________


Attest:                                 Genco I, Inc.

___________________________             By: /s/ Herbert S. Schear
                                            __________________________________

                                        Title: President
                                               _______________________________


Attest:                                 Datatrend, Inc.

__________________________              By: /s/ Mark Hanson
                                            ___________________________________

                                        Title: President
                                               ________________________________


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         Mark A. Hanson executes this Agreement for the sole purpose of acknowledging and agreeing to the provisions of Section 1(b) hereof.


                                        /s/ Mark A. Hanson
                                        -----------------------------------
                                        Mark A. Hanson

                                        Date: September 8, 1997
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         Datatrend Services, Inc., the holder of all of the issued and outstanding shares of common stock of Datatrend, Inc., acknowledges and agrees to the foregoing Management and Administrative Services Agreement.

                                        Datatrend Services, Inc.

                                        By: /s/ Mark A. Hanson
                                            _________________________________

                                        Title: President
                                               ______________________________

                                        Date: September 8, 1977
                                              _______________________________